UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2003

Naturade, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other Jurisdiction of incorporation)

33-7106-A	23-2442709
(Commission File Number)	(I.R.S. Employer Identification No.)

14370 Myford Road, Irvine, CA 92606
(Address of principal executive offices) (Zip Code)

714-573-4800
(Registrant’s telephone number, including area code)

Item 5.                    Other Events

On January 27, 2000, the Company entered into a three year Credit and Security Agreement with Wells Fargo Business Credit (“Wells Fargo”), which initially provided for a $3 million secured line of credit at the prime rate plus 1.5% to be used for working capital, including inventory and receivables. On December 20, 2001, the terms of the Credit and Security Agreement were modified to include waiving the enforcement of existing defaults, increasing the credit available to the Company to a maximum of $4,500,000 with an inventory maximum subline of $2,000,000, increasing the floating rate to the prime rate plus 2% and extending the maturity date to December 31, 2003. On September 19, 2002, the terms of the Credit and Security Agreement were modified to include waiving the enforcement of existing defaults, reducing the credit availability of the Company to a maximum of $4,325,000, requiring that the Company maintain certain minimum levels of cash, and reducing the covenants regarding minimum net income and minimum book net worth.  On March 24, 2003, the terms of the Credit and Security Agreement were further amended to include waiving the enforcement of existing defaults, increasing the floating rate to the prime rate plus 4.5% and reducing the covenants regarding minimum net income and minimum book net worth. Borrowings under this agreement totaled $1,786,998 at December 31, 2002. On April 15, 2003, the terms of the agreement were further modified to provide approval for the Loan Agreement entered into with Health Holdings & Botanicals, LLC and David A. Weil and provide a Special Revolving Advance to the Company in the amount of $175,000 available upon certain conditions after June 30, 2003 and expiring on December 15, 2003.

On November 6, 2003, the terms of the Credit and Security agreement were further modified by the Eighth Amendment to Loan and Security Agreement and Waiver (the “Eighth Amendment”), to provide an extension of the expiration date of the agreement from December 31, 2003 until March 31, 2004 and release a $175,000 Availability Reserve.  A copy of the Eighth Amendment is attached to this Current Report on Form 8-K as Exhibit 10.43, and is incorporated herein by this reference.

Borrowings under the Credit and Security Agreement, which totaled $1,368,227 at September 30, 2003, are collateralized by substantially all the assets of the Company.  At September 30, 2003, the prime rate was 4.0% and the interest charge under the Credit and Security Agreement was 8.5%.  The Credit and Security Agreement contains covenants which, among other things, require that certain financial ratios be met.

Item 7.                    Financial Statements, Pro Forma Financial Information and Exhibits

(a)          Financial Statements of Businesses Acquired.

Not applicable.

(b)         Pro Forma Financial Information.

Not applicable.

(c)          Exhibits.

Exhibit Number	Description

10.43	Eighth Amendment to the Credit and Security Agreement, between the Company and Wells Fargo Business Credit dated November 6, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURADE, INC.

Dated:	December 3, 2003	By	/s/ Stephen M. Kasprisin
Stephen M. Kasprisin
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.43	Eighth Amendment to the Credit and Security Agreement, between the Company and Wells Fargo Business Credit dated November 6, 2003.